Exhibit 99.2

LETTER TO DTC PARTICIPANTS REGARDING THE OFFER TO EXCHANGE

Up to $750,000,000 1.950% Senior Notes due 2028

Up to $2,750,000,000 2.450% Senior Notes due 2031

Up to $1,750,000,000 2.600% Senior Notes due 2033

Up to $3,000,000,000 3.500% Senior Notes due 2041

Up to $1,750,000,000 3.750% Senior Notes due 2051

FOR

$750,000,000 1.950% Senior Notes due 2028

$2,750,000,000 2.450% Senior Notes due 2031

$1,750,000,000 2.600% Senior Notes due 2033

$3,000,000,000 3.500% Senior Notes due 2041

$1,750,000,000 3.750% Senior Notes due 2051

OF

BROADCOM INC.

PURSUANT TO THE PROSPECTUS DATED     , 2025

144A CUSIPS:	Reg S CUSIPS:

11135F BE0 11135F BH3 11135F BF7 11135F BJ9 11135F BG5	U1109M AP1 U1109MAS5 U1109MAQ9 U1109MAT3 U1109MAR7

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON     , 2025, UNLESS EXTENDED (THE “EXPIRATION DATE”).

[DATE]

To Securities Dealers, Commercial Banks

Trust Companies and Other Nominees:

Enclosed for your consideration is a prospectus dated    , 2025 (the “Prospectus”) and a Letter of Transmittal (the “Letter of Transmittal”) that together constitute the offer (the “Exchange Offer”) by Broadcom Inc., a Delaware corporation (the “Issuer”), to exchange up to $750,000,000 aggregate principal amount of any and all of its outstanding 1.950% senior notes due 2028, $2,750,000,000 aggregate principal amount of any and all of its outstanding 2.450% senior notes due 2031, $1,750,000,000 aggregate principal amount of any and all of its outstanding 2.600% senior notes due 2033, $3,000,000,000 aggregate principal amount of any and all of its outstanding 3.500% senior notes due 2041 and $1,750,000,000 aggregate principal amount of any and all of its outstanding 3.750% senior notes due 2051 (such notes issued on January 19, 2021, collectively, the “Old Notes”) for an equal aggregate principal amount of its newly issued 1.950% Senior Notes due 2028, 2.450% Senior Notes due 2031, 2.600% Senior Notes due 2033, 3.500% Senior Notes due 2041 and 3.750% Senior Notes due 2051 (collectively, the “New Notes”), respectively, in a transaction that is registered under the Securities Act of 1933, as amended (the “Securities Act”), upon the terms and conditions set forth in the Prospectus. The Prospectus and Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

We are asking you to contact your clients for whom you hold Old Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Old Notes registered in their own name.

Enclosed are copies of the following documents:

1.	The Prospectus;

2.	The Letter of Transmittal for your use in connection with the tender of Old Notes and for the information of your clients; and

3.

A form of letter that may be sent to your clients for whose accounts you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining the clients’ instructions with regard to the Exchange Offer.

DTC participants will be able to execute tenders through the DTC Automated Tender Offer Program.

Please note that the Exchange Offer will expire at 5:00 p.m., New York city time, on     , 2025, unless extended by the Issuer. We urge you to contact your clients as promptly as possible.

You will be reimbursed by the Issuer for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

Additional copies of the enclosed material may be obtained from the Exchange Agent, at the address and telephone number set forth below.

Very truly yours,

Wilmington Trust, National Association

Attention: Workflow Management, 5th Floor

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-1626

DL-DTC-Transfer_Agent_Team@mtb.com

Nothing herein or in the enclosed documents shall constitute you or any person as an agent of the Issuer or the Exchange Agent, or authorize you or any other person to make any statements on behalf of either of them with respect to the Exchange Offer, except for statements expressly made in the Prospectus and the Letter of Transmittal.

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